Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$54,340,560
Unrealized Gain (Loss) on Market Value of Futures	(193,425,060)
Dividend Income	4,502
Interest Income	8,966
ETF Transaction Fees	13,000
Total Income (Loss)	$(139,058,032)

Expenses
Investment Advisory Fee	$461,318
Brokerage Commissions	107,632
NYMEX License Fee	27,216
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	10,612
Prepaid Insurance Expense	7,388
SEC & FINRA Registration Expense	3,900
Tax Reporting Fees	1,542
Total Expenses	$632,759
Net Gain (Loss)	$(139,690,791)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/11	$1,289,565,388
Additions (5,000,000 Units)	165,566,051
Withdrawals (6,700,000 Units)	(220,880,245)
Net Gain (Loss)	(139,690,791)

Net Asset Value End of Period	$1,094,560,403
Net Asset Value Per Unit (35,700,000 Units)	$30.66

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502